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EXHIBIT 2

          Consent of PricewaterhouseCoopers, Independent Accountants, Hong Kong, with reference to Registration Statement No. 333-101669



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                   [ LETTERHEAD OF PRICEWATERHOUSECOOPERS ]


                                                 PricewaterhouseCoopers
                                                 33nd Floor Cheung Kong Centre
                                                 2 Queen`s Road Central
                                                 Hong Kong
                                                 Telephone (852) 2289 8888
                                                 Facsimile (852) 2810 9888


            CONSENT OF PRICEWATERHOUSECOOPERS, INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-103669) pertaining to the ECI Telecom Ltd. Employee Share Incentive Plan 2002 of our report dated January 28, 2002, with respect to financial statements of ECI Telecom
         (HK) Ltd. included in ECI Telecom Ltd.'s annual report on Form 20-F for the year ended December 31, 2001, filed with the Securities and Exchange Commission on June 28, 2002.

         /s/ PricewaterhouseCoopers
         --------------------------
         PRICEWATERHOUSECOOPERS
         Certified Public Accountants
         Hong Kong, 29th April 2003


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